UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-38148	46-2609363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

2401 S. Foothill Drive, Suite D, Salt Lake City Utah 84109

(Address of principal executive offices) (Zip Code)

(801) 438-1036

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In August 2026, Co-Diagnostics, Inc. (the “Company”) entered into a material transfer agreement with ReadyGo Diagnostics Ltd (“ReadyGo”) to evaluate the potential compatibility of certain ReadyGo sample collection and preparation technologies with the Company’s Co-Dx PCR platform.

ReadyGo develops sample collection and preparation technologies designed to simplify the front end of diagnostic testing, including technologies intended to collect biological samples, lyse cells or other biological material, stabilize nucleic acids and prepare samples for downstream molecular analysis. The Company’s Co-Dx PCR platform is being developed to provide real-time PCR testing in decentralized and point-of-care settings through a compact instrument and proprietary test cups.

Under the material transfer agreement, ReadyGo has agreed to provide certain of its sampling materials to the Company for feasibility studies, including evaluation and compatibility testing with the Company’s products. The Company believes ReadyGo’s sample collection and preparation technologies may be complementary to the Co-Dx PCR platform and its objective of expanding access to high-quality molecular diagnostics outside traditional laboratory settings. By evaluating technologies designed to simplify the collection, stabilization and preparation of biological samples for molecular analysis, the Company is exploring opportunities to further streamline the sample-to-result workflow and enhance the usability of its Co-Dx PCR platform in decentralized testing environments.

The evaluation activities are preliminary in nature, and the material transfer agreement does not obligate either party to enter into any development, supply, commercialization or other commercial arrangement. There can be no assurance that the evaluation activities will result in any additional agreement or commercial relationship between the parties.

The Co-Dx PCR platform and associated tests are subject to review by the U.S. Food and Drug Administration and/or other applicable regulatory authorities and are not currently available for sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: September 15, 2026	By:	/s/ Dwight Egan
	Name:	Dwight Egan
	Title:	Chief Executive Officer
(Principal Executive Officer)